Exhibit 4.1

ENBRIDGE ENERGY PARTNERS, L.P.

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

SIXTEENTH

SUPPLEMENTAL

INDENTURE

Dated as of January 22, 2019

i

SIXTEENTH SUPPLEMENTAL INDENTURE dated as of January 22, 2019 (this “Supplemental Indenture”), between Enbridge Energy Partners, L.P., a Delaware limited partnership (the “Partnership” or the “Issuer”), and U.S. Bank National Association, a national banking association, as successor trustee to SunTrust Bank (the “Trustee”).

WITNESSETH:

WHEREAS, the Issuer has heretofore entered into an Indenture, dated as of May 27, 2003 (the “Original Indenture”), with the Trustee;

WHEREAS, the Original Indenture, as amended and supplemented through the date hereof, including by this Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Original Indenture and in accordance with the provisions of Section 9.02 thereof, the Issuer and the Trustee may from time to time, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of a series, enter into a supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of the Debt Securities of such series;

WHEREAS, Holders of not less than a majority in aggregate principal amount of each series of Outstanding Debt Securities have consented to the amendments to the Indenture included in this Supplemental Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Issuer have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
AMENDMENTS TO INDENTURE

Section 1.01                            Amendments to Article I of the Indenture. Section 1.01 of the Indenture is hereby amended by inserting the following defined terms in alphabetical order:

“Enbridge” has the meaning assigned to it in Section 4.05 of the Indenture.

“Enbridge Guarantee” has the meaning assigned to it in Section 15.01(a) of the Indenture.

“Guaranteed Debt Security” has the meaning assigned to it in Section 15.01(b) of the Indenture.

Section 1.02                            Amendments to Article IV of the Indenture. Section 4.05 of the Indenture is hereby amended to add the following new sub-section (c) at the end of Section 4.05:

(c) Notwithstanding paragraphs (a) and (b) of this Section 4.05, if Enbridge Inc. (“Enbridge”) has provided the guarantee of a series of Debt Securities set forth in Article XV, then from and after the time such guarantee is provided, until such guarantee is terminated or released in accordance with Section 15.01(d), paragraphs (a) and (b) of this Section 4.05 shall not apply to such series of Debt Securities and the provisions of this Section 4.05(c) shall govern such series of Debt Securities. Enbridge shall file with the Trustee and the SEC, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required to be provided by Enbridge pursuant to the TIA at the times and in the manner provided pursuant to the TIA; provided that any such information, documents or reports required to be filed by Enbridge with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same are so required to be filed with the SEC. If Enbridge is not required to file such information, documents or reports with the SEC, then Enbridge shall file with the Trustee such periodic reports as Enbridge files with the securities commission or corresponding securities regulatory authority in each of the Provinces of Canada within 15 days after the same are so required to be filed with such securities commissions or securities regulatory authorities. Delivery of the above information, documents and other reports to the Trustee under this Section is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including compliance with any covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 1.03                            Amendments to Article VI of the Indenture. Section 6.01(d) of the Indenture is hereby amended and restated in its entirety as follows:

(d) failure on the part of the Partnership, or, if applicable, Enbridge, or if any series of Debt Securities Outstanding under this Indenture is entitled to the benefits of the Guarantee, any of the Subsidiary Guarantors, duly to observe or perform any other of the covenants or agreements on the part of the Partnership, or if applicable, Enbridge or any of the Subsidiary Guarantors, in the Debt Securities of that series, in any resolution of the Board of Directors authorizing the issuance of that series of Debt Securities, in this Indenture with respect to such series or in any supplemental Indenture with respect to such series (other than a covenant a default in the performance of which is elsewhere in this Section specifically dealt with), continuing for a period of 60 days after the date on which written notice specifying such failure and requiring the Partnership, or if applicable, Enbridge or the Subsidiary Guarantors, to remedy the same shall have been given to the Partnership, or if applicable, Enbridge or the Subsidiary Guarantors, by the Trustee or to the Partnership, or if applicable, Enbridge or the Subsidiary Guarantors, and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debt Securities of that series at the time Outstanding; or

Section 1.04                            Addition of New Article XV to the Indenture. The Indenture is hereby amended to add the following new Article XV immediately following the end of Article XIV:

ARTICLE XV
GUARANTEES OF NOTES

Section 15.01. Enbridge Guarantee.

(a)                                 This Section 15.01, and the guarantee of Enbridge provided for in this Section 15.01 (the “Enbridge Guarantee”), shall become effective with respect to a series of Debt Securities upon the execution of a counterpart of an indenture supplemental hereto by Enbridge providing that such series of Debt Securities is entitled to the benefits of such Enbridge Guarantee.

(b)                                 Subject to this Section 15.01, upon executing a counterpart of an indenture supplemental hereto in order to provide the Enbridge Guarantee with respect to a series of Debt Securities, Enbridge hereby unconditionally, irrevocably and absolutely guarantees, on a senior unsecured basis, to each Holder of such series of Debt Securities (a “Guaranteed Debt Security”) and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Guaranteed Debt Securities held thereby and the obligations of the Partnership hereunder and thereunder, that: (a) the principal of, premium, if any, and interest on the Guaranteed Debt Securities will be promptly paid in full when due, subject to any applicable grace period, whether at the Stated Maturity, by acceleration, upon repurchase or redemption or otherwise, and interest on the overdue principal of and premium, if any, and (to the extent permitted by law) interest on the Guaranteed Debt Securities, and all other payment obligations of the Partnership to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Guaranteed Debt Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at the Stated Maturity, by acceleration, upon repurchase or redemption or otherwise. Failing payment when so due of any amount so guaranteed for whatever reason, Enbridge will be obligated to pay the same immediately.

Enbridge hereby agrees that its obligations under the Enbridge Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Guaranteed Debt Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Partnership, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of Enbridge. Enbridge further, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Partnership, any right to require a proceeding first against the Partnership, protest, notice and all demands whatsoever and covenants that this Enbridge Guarantee will not be discharged except by complete performance of the obligations contained in the Guaranteed Debt Securities and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Partnership, Enbridge, or any Custodian, Trustee or other similar official acting in relation to either of the Partnership or Enbridge, any amount paid by the Partnership or Enbridge to the Trustee or such Holder, the Enbridge Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Enbridge further agrees that, as between Enbridge, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the Guaranteed Debt Securities may be accelerated as provided in Article VI hereof for the purposes of this Enbridge Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed thereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by Enbridge for the purpose of this Enbridge Guarantee.

Enbridge shall be subrogated to all rights of the Holders of any series of Guaranteed Debt Securities against the Partnership in respect of any amount paid by Enbridge on account of such Guaranteed Debt Securities pursuant to the provisions of this Enbridge Guarantee or this Indenture; provided, however, that Enbridge shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, any premium and interest on all such Guaranteed Debt Securities and the related Enbridge Guarantee shall have been paid in full.

(c)                                  The Enbridge Guarantee of a series of Debt Securities shall be evidenced solely by Enbridge’s execution of an indenture supplemental hereto providing that such series of Debt Securities are entitled to the benefits of the Enbridge Guarantee, and no notation of such Enbridge Guarantee on such Debt Securities shall be required. Enbridge hereby agrees that the Enbridge Guarantee of a series of Debt Securities will remain in full force and effect notwithstanding the absence of a notation or endorsement of the Enbridge Guarantee on the Debt Securities of such series.

The delivery of any Guaranteed Debt Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Enbridge Guarantee set forth in this Indenture on behalf of Enbridge.

(d)                                 If any series of Guaranteed Debt Securities is discharged or defeased pursuant to Section 11.02, the Enbridge Guarantee will terminate with respect to that series of Guaranteed Debt Securities and be automatically released and discharged.

(e)                                  Enbridge hereby agrees that the provisions of Section 4.05(c) are binding upon it.

(f)                                   All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of Enbridge shall bind its successors and assigns, whether so expressed or not, and will enure to the benefit of the Partnership and its successors and assigns.

ARTICLE II
MISCELLANEOUS

Section 2.01                            Defined Terms. Capitalized terms used in this Supplemental Indenture that are not defined shall have the meanings given to them in the Indenture.

Section 2.02                            Integral Part. This Supplemental Indenture constitutes an integral part of the Indenture.

Section 2.03                            Adoption, Ratification and Confirmation. The Original Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 2.04                            Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

Section 2.05                            Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 2.06                            Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

[Signatures on following page]

SIGNATURES

ISSUER:

ENBRIDGE ENERGY PARTNERS, L.P.

By:	Enbridge Energy Company, Inc.,
its General Partner

	By:	/s/ Mark A. Maki
Name: Mark A. Maki
Title: President

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jack Ellerin
Name: Jack Ellerin
Title: Vice President